Exhibit 99.1

LifePoint Health Reports First Quarter 2016 Results

First Quarter Revenue Increased Approximately 25% Over Prior Year

BRENTWOOD, Tenn.--(BUSINESS WIRE)--April 29, 2016--LifePoint Health, Inc. (NASDAQ: LPNT) today announced results for the first quarter ended March 31, 2016.

For the first quarter ended March 31, 2016, consolidated revenues were $1,580.7 million, up 25.1% from $1,263.7 million for the same period last year. Excluding certain items that adversely affected the Company’s financial performance for the three months ended March 31, 2016 and 2015, and as discussed in more detail below, the Company’s Adjusted Normalized EBITDA for the first quarter ended March 31, 2016, increased 7.2% to $186.3 million compared with Adjusted EBITDA of $173.8 million for the same period last year. Adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders for the first quarter ended March 31, 2016, decreased 13.0% to $0.87 compared with $1.00 for the same period last year as a result of improved operating results, offset by higher depreciation and amortization expense associated with its recent acquisitions and greater interest expense.

“We are pleased with our first quarter performance, which demonstrates the strength of our strategic plan and our ability to deliver solid operational results,” said William F. Carpenter III, Chairman and Chief Executive Officer of LifePoint Health. “When adjusted for certain one-time items, our financial performance was in line with our expectations. We remain focused on our strategic priorities of delivering high quality patient care, growing organically and through strategic acquisitions, managing costs and developing high performing talent. This focus, as well as our strong balance sheet, has and will continue to drive value for our shareholders.”

The Company provides the following tables and explanations for certain items that adversely affected the Company’s financial performance for the three months ended March 31, 2016 and 2015:

	Three Months Ended March 31, 2016
	Amount	% of Revenues
Adjusted EBITDA	$161.6	10.2%
Plus: Cardiology-related lawsuits	24.7	1.6
Adjusted Normalized EBITDA	$186.3	11.8%

	Three Months Ended March 31,
	2016	2015
Earnings per share attributable to LifePoint Health, Inc. stockholders – Diluted	$0.48	$0.84
Cardiology-related lawsuits	0.35	–
Impairment charges	0.02	0.16
Marquette General Hospital accelerated depreciation	0.02	–
Earnings per share attributable to LifePoint Health, Inc. stockholders – Adjusted Diluted	$0.87	$1.00

The Company has previously disclosed lawsuits related to interventional cardiology procedures. The Company accrues an estimate for a contingent liability when losses are both probable and reasonably estimable. Additionally, the Company reviews its accruals each quarter and adjusts them to reflect the impact of developments, advice of legal counsel and other information pertaining to a particular matter. At March 31, 2016, the Company has recorded an accrual for loss contingencies for cardiology-related lawsuits of $41.9 million. This accrual is partially offset by an estimated insurance coverage receivable of $17.2 million and resulted in a net period expense of $24.7 million, or $0.35 loss per diluted share, during the three months ended March 31, 2016.

During the three months ended March 31, 2016, the Company recognized an impairment charge of $1.2 million, or $0.02 loss per diluted share, related to the write-off of certain capital assets that it has determined are no longer a necessary component of its ongoing information technology strategy. Additionally, during the three months ended March 31, 2015, the Company recognized impairment charges totaling $11.6 million, or $0.16 loss per diluted share, related to the strategic divestitures of four hospitals.

Finally, during the three months ended March 31, 2016, the Company recognized additional accelerated depreciation expense of $1.7 million, or $0.02 loss per diluted share, for the existing Marquette General Hospital as a result of its commitment to construct a replacement hospital. The additional depreciation expense will reduce the carrying value of the existing hospital campus down to its estimated fair value at the end of the projected construction period for the replacement hospital. The Company currently estimates this acceleration will result in approximately $6.0 million of additional depreciation expense over each of the next three years. This estimate is subject to change as a result of possible modifications to the Company’s plans for the existing hospital.

A listen-only simulcast, as well as a 30-day replay, of LifePoint Health’s first quarter 2016 conference call will be available on line at www.lifepointhealth.net/investor-relations today, Friday, April 29, 2016, beginning at 10:00 a.m. Eastern Time.

LifePoint Health (NASDAQ: LPNT) is a leading healthcare company dedicated to Making Communities Healthier®. Through its subsidiaries, it provides quality inpatient, outpatient and post-acute services close to home. LifePoint owns and operates community hospitals, regional health systems, physician practices, outpatient centers, and post-acute facilities in 22 states. It is the sole community healthcare provider in the majority of the non-urban communities it serves. More information about the Company can be found at www.LifePointHealth.net. All references to “LifePoint,” “LifePoint Health” or the “Company” used in this release refer to affiliates or subsidiaries of LifePoint Health, Inc.

Important Legal Information. Certain statements contained in this release are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine our future results are beyond our ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including without limitation: (i) the effects related to the enactment and implementation of healthcare reform, the possible enactment of additional federal or state healthcare reforms and possible changes in healthcare reform laws and other federal, state or local laws or regulations affecting the healthcare industry including the timing of the implementation of reform; (ii) the extent to which states support increases, decreases or changes in Medicaid programs, implement healthcare exchanges or alter the provision of healthcare to state residents through regulation or otherwise; (iii) delays in receiving payments for services provided, reductions in Medicare or Medicaid payments (including increased recoveries made by Recovery Audit Contractors (RAC) and similar governmental agents), compared to the timing of expanded coverage; (iv) reductions in reimbursements from commercial payors; (v) our ability to acquire healthcare facilities on favorable terms and the business risks, unknown or contingent liabilities and other costs associated therewith; (vi) our ability to successfully integrate acquired facilities into our ongoing operations and to achieve the anticipated financial results and synergies from such acquisitions, individually or in the aggregate; (vii) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments; (viii) the deterioration in the collectability of “bad debt” and “patient due” accounts, the number of individuals without insurance coverage (or who are underinsured) who seek care at our facilities; (ix) whether our core strategies will result in anticipated operating results, including measurable quality and satisfaction improvements; (x) whether our efforts to reduce the cost of providing healthcare while increasing the quality of care are successful; (xi) the ability to attract, recruit or employ and retain qualified physicians, nurses, medical technicians and other healthcare professionals and the increasing costs associated with doing so, including the direct and indirect costs associated with employing physicians and other healthcare professionals; (xii) the loss of certain physicians in markets where such a loss can have a disproportionate impact on our facilities in such market; (xiii) the application, interpretation and enforcement of increasingly stringent and complex laws and regulations governing our operations and healthcare generally (and changing interpretations of applicable laws and regulations), related enforcement activity and the potentially adverse impact of known and unknown government investigations, litigation and other claims that may be made against us; (xiv) any interruption of or restriction in our prompt access to licensed or owned information (and information technology systems) or failure in our ability to integrate changes to LifePoint’s existing information systems or information systems of acquired facilities; (xv) adverse events in states where a large portion of our revenues are concentrated; (xvi) liabilities resulting from potential malpractice and related legal claims brought against our facilities or the healthcare providers associated with, or employed by, such facilities or affiliated entities; (xvii) our increased dependence on third parties to provide purchasing, revenue cycle and payroll services and information technology and whether they are able to do so effectively; (xviii) the continued viability of our operations through joint venture entities, the largest of which is Duke LifePoint Healthcare, our partnership with a wholly controlled affiliate of Duke University Health Systems, Inc.; and (xix) those other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission. Therefore, our future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

LIFEPOINT HEALTH, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Dollars in millions, except per share amounts

	Three Months Ended March 31,
	2016		2015
	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful accounts	$1,800.8		$1,451.6
Provision for doubtful accounts	220.1		187.9
Revenues	1,580.7	100.0%	1,263.7	100.0%

Salaries and benefits	765.7	48.4	611.2	48.4
Supplies	262.4	16.6	196.8	15.6
Other operating expenses	397.3	25.2	293.6	23.1
Other income	(6.3)	(0.4)	(11.7)	(0.9)
Depreciation and amortization	86.3	5.4	68.0	5.5
Interest expense, net	37.5	2.4	28.4	2.2
Impairment charges	1.2	0.1	11.6	0.9
	1,544.1	97.7	1,197.9	94.8

Income before income taxes	36.6	2.3	65.8	5.2
Provision for income taxes	12.7	0.8	23.8	1.9
Net income	23.9	1.5	42.0	3.3
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(2.3)	(0.1)	(3.1)	(0.2)
Net income attributable to LifePoint Health, Inc.	$21.6	1.4%	$38.9	3.1%

Earnings per share attributable to LifePoint Health, Inc. stockholders:

Basic	$0.50		$0.88
Diluted	$0.48		$0.84

LIFEPOINT HEALTH, INC. UNAUDITED EARNINGS PER SHARE CALCULATIONS In millions, except per share amounts

	Three Months Ended March 31,
	2016	2015
Net income	$23.9	$42.0
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(2.3)	(3.1)
Net income attributable to LifePoint Health, Inc.	$21.6	$38.9

Weighted average shares outstanding - basic	43.2	44.1
Effect of dilutive stock options and other stock-based awards	1.3	2.0
Weighted average shares outstanding - diluted	44.5	46.1

Earnings per share attributable to LifePoint Health, Inc. stockholders:
Basic	$0.50	$0.88
Diluted	$0.48	$0.84

LIFEPOINT HEALTH, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS Dollars in millions

	March 31, 2016	Dec. 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$187.0	$284.0
Accounts receivable, less allowances for doubtful accounts of $833.4 and $796.8 at March 31, 2016, and December 31, 2015, respectively	935.7	743.7
Inventories	150.5	127.7
Prepaid expenses	62.7	50.8
Other current assets	92.7	59.8
	1,428.6	1,266.0
Property and equipment:
Land	184.0	162.8
Buildings and improvements	2,695.8	2,272.3
Equipment	1,924.5	1,767.8
Construction in progress	140.5	119.4
	4,944.8	4,322.3
Accumulated depreciation	(1,917.8)	(1,840.0)
	3,027.0	2,482.3
Intangible assets, net	69.2	70.6
Other long-term assets	74.5	510.4
Goodwill	1,720.9	1,667.5
Total assets	$6,320.2	$5,996.8

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$214.0	$164.3
Accrued salaries	232.0	206.0
Income taxes payable	45.8	28.9
Other current liabilities	314.1	194.5
Current maturities of long-term debt	27.0	25.0
	832.9	618.7
Long-term debt, net	2,714.2	2,643.8
Deferred income taxes	87.8	94.4
Long-term portion of reserves for self-insurance claims	159.4	154.7
Other long-term liabilities	86.0	72.8
Total liabilities	3,880.3	3,584.4

Redeemable noncontrolling interests	105.7	103.6

Equity:
LifePoint Health, Inc. stockholders’ equity:
Preferred stock	–	–
Common stock	0.7	0.7
Capital in excess of par value	1,563.0	1,556.4
Accumulated other comprehensive loss	(2.7)	(2.7)
Retained earnings	1,676.6	1,655.0
Common stock in treasury, at cost	(953.0)	(945.5)
Total LifePoint Health, Inc. stockholders’ equity	2,284.6	2,263.9
Noncontrolling interests	49.6	44.9
Total equity	2,334.2	2,308.8
Total liabilities and equity	$6,320.2	$5,996.8

LIFEPOINT HEALTH, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Dollars in millions

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net income	$23.9	$42.0
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	9.0	7.6
Depreciation and amortization	86.3	68.0
Amortization of physician minimum revenue guarantees	2.6	3.2
Amortization of debt issuance costs, discount and premium	1.5	1.2
Impairment charges	1.2	11.6
Deferred income taxes (benefit)	(4.7)	12.3
Reserve for self-insurance claims, net of payments	25.5	4.1
Increase (decrease) in cash from operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable	(124.2)	6.2
Inventories, prepaid expenses and other current assets	(14.5)	14.1
Accounts payable, accrued salaries and other current liabilities	70.7	4.0
Income taxes payable/receivable	16.9	8.0
Other	(5.5)	(2.7)
Net cash provided by operating activities	88.7	179.6

Cash flows from investing activities:
Purchases of property and equipment	(52.6)	(41.1)
Acquisitions, net of cash acquired	(118.4)	(13.3)
Other	(0.2)	0.2
Net cash used in investing activities	(171.2)	(54.2)

Cash flows from financing activities:
Proceeds from borrowings	75.0	–
Payments of borrowings	(80.6)	(2.8)
Repurchases of common stock	(7.5)	(33.8)
Proceeds from exercise of stock options	1.3	7.0
Other	(2.7)	(5.4)
Net cash used in financing activities	(14.5)	(35.0)

Change in cash and cash equivalents	(97.0)	90.4
Cash and cash equivalents at beginning of period	284.0	191.5
Cash and cash equivalents at end of period	$187.0	$281.9

Supplemental disclosure of cash flow information:
Interest payments	$4.5	$4.5
Capitalized interest	$1.0	$0.4
Income tax payments, net	$0.3	$3.6

LIFEPOINT HEALTH, INC. UNAUDITED STATISTICS

	Three Months Ended March 31,
	2016	2015	% Change
Consolidated: (1)
Number of hospitals	72	65	10.8%
Admissions	69,676	61,053	14.1
Equivalent admissions (2)	176,977	149,336	18.5
Revenues per equivalent admission	$8,932	$8,462	5.6
Medicare case mix index	1.48	1.40	5.7
Average length of stay (days)	4.9	5.0	(2.0)
Inpatient surgeries	19,508	16,185	20.5
Outpatient surgeries	70,226	57,561	22.0
Total surgeries	89,734	73,746	21.7
Emergency room visits	418,842	364,112	15.0
Outpatient factor (2)	2.54	2.45	3.8

Same-hospital: (3)
Number of hospitals	63	63	–%
Admissions	56,430	59,588	(5.3)
Equivalent admissions (2)	145,984	146,050	–
Revenues per equivalent admission	$8,853	$8,503	4.1
Medicare case mix index	1.48	1.40	5.7
Average length of stay (days)	5.0	5.0	–
Inpatient surgeries	15,446	15,709	(1.7)
Outpatient surgeries	58,265	56,265	3.6
Total surgeries	73,711	71,974	2.4
Emergency room visits	352,143	352,681	(0.2)
Outpatient factor (2)	2.59	2.45	5.5

(1)	Consolidated information includes the results of our health support center, our same-hospital operations and the results of our recent acquisitions. Additionally, consolidated information includes the results of our hospitals that have previously been disposed.

(2)	Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. We compute equivalent admissions by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue). The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(3)	Same-hospital information includes the results of our health support center and the same 63 hospitals operated during the three months ended March 31, 2016 and 2015. Same-hospital information excludes our hospitals that have previously been disposed.

LIFEPOINT HEALTH, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
Dollars in millions

Adjusted EBITDA is defined by the Company as earnings before depreciation and amortization; interest expense, net; impairment charges; provision for income taxes; and net income attributable to noncontrolling interests and redeemable noncontrolling interests. LifePoint’s management and Board of Directors use Adjusted EBITDA to evaluate the Company’s operating performance and as a measure of performance for incentive compensation purposes. LifePoint’s credit facilities use Adjusted EBITDA, subject to further permitted adjustments, for certain financial covenants. The Company believes Adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the condensed consolidated financial statements as an indicator of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Three Months Ended March 31,
	2016		2015
	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful accounts	$1,800.8		$1,451.6
Provision for doubtful accounts	220.1		187.9
Revenues	1,580.7	100.0%	1,263.7	100.0%

Salaries and benefits	765.7	48.4	611.2	48.4
Supplies	262.4	16.6	196.8	15.6
Other operating expenses	397.3	25.2	293.6	23.1
Other income	(6.3)	(0.4)	(11.7)	(0.9)
	1,419.1	89.8	1,089.9	86.2
Adjusted EBITDA	$161.6	10.2%	$173.8	13.8%

The following table reconciles Adjusted EBITDA as presented above to net income attributable to LifePoint Health, Inc. as reflected in the unaudited condensed consolidated statements of operations:

	Three Months Ended March 31,
	2016	2015
Adjusted EBITDA	$161.6	$173.8
Less: Depreciation and amortization	86.3	68.0
Interest expense, net	37.5	28.4
Impairment charges	1.2	11.6
Provision for income taxes	12.7	23.8
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	2.3	3.1
Net income attributable to LifePoint Health, Inc.	$21.6	$38.9

CONTACT:
LifePoint Health, Inc.
Leif Murphy, 615-920-7664
Executive Vice President and
Chief Financial Officer